Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Institutional Trust of our reports dated October 19, 2023, relating to the financial statements and financial highlights, which appear in Western Asset Institutional Government Reserves’, Western Asset Institutional Liquid Reserves’, Western Asset Institutional U.S. Treasury Obligations Money Market Fund’s, Western Asset Institutional U.S. Treasury Reserves’, Western Asset Premier Institutional Liquid Reserves’, Western Asset Premier Institutional Government Reserves’, Western Asset Premier Institutional U.S. Treasury Reserves’ and Western Asset Select Tax Free Reserves’ Annual Reports on Form N-CSR for the year ended August 31, 2023. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

December 18, 2023

PricewaterhouseCoopers LLP, 100 East Pratt Street, Suite 2600, Baltimore, MD 21202

T: (410) 783 7600, F: (410) 783 7680, www.pwc.com/us